Exhibit 21.1

State of
Entity                         Incorporation

3070 Niagara Falls Boulevard Holdings, LLC                NY
6726 Transit Road Holdings, LLC                    NY
Access Nurse PM, LLC                              TN
Adena Emergency Physicians, Inc.                    OH
After Hours Pediatrics, Inc.                         FL
American Clinical Resources, Inc.                    DE
AmeriTeam Services, LLC                        TN
Anesthesia Management West, LLC                     CO
Anesthesix Holdings, LLC                        DE
Anesthesix Management, LLC                        DE
Anthem Associates, LLC                        FL
Billing Management, LLC                        DE
Bucyrus Emergency Physicians, Inc.                    OH
Circleville Emergency Physicians, Inc.                    OH
Clinic Management Services, Inc.                     TN
Conovan Healthcare Recruitment, LLC                    CO
Coshocton County Emergency Physicians, Inc.                OH
D&Y Healthcare Connectors, LLC                    AL
Daniel & Yeager, LLC                             AL
DHP Management Services, LLC                    NC
DHP Parent, LLC                            NC
ECC Chattsworth Dalton MC, LLC                    TN
ECC West Tennessee MC, LLC                        TN
Emergency Coverage Corporation                     TN
Emergency Management Midwest, LLC                    OK
Emergency Physician Associates, LLC                    NJ
Emergency Professional Services, Inc.                    OH
EPA of Woodbury, LLC                            NJ
Exigence Management Company, Inc.                    NY
Fairfield Hospitalists, Inc.                        OH
FGTB Holdings, LLC                            DE
Findlay Emergency Physicians, Inc.                    OH
Florida Gulf-To-Bay Anesthesiology Associates, LLC            DE
Florida Hospital Medicine Services, LLC                 FL
Galion Emergency Physicians, Inc.                    OH
GCEP, LLC                                WV
Grady Emergency Physicians, Inc.                    OH
Greater Phoenix Emergency Physicians, Inc.                OH
Greenbrier Emergency Physicians, LLC                     WV
Greenville Emergency Physicians, Inc.                    OH
Greenville Hospitalists, Inc.                        OH
Gulf-To-Bay Anesthesiology Associates, LLC                DE
Hamilton Emergency Physicians, Inc.                    OH

HCFS Health Care Financial Services, LLC	FL
Health Care Alliance, Inc.                         WV
Healthcare Revenue Recovery Group, LLC                 FL
Highland Emergency Physicians, Inc.                    OH
Hilton Head Emergency Physicians, Inc.                    OH
Hocking Emergency Physicians, Inc.                    OH
Hocking Valley Hospitalists, Inc.                    OH
Hospital Medicine Associates, LLC                     FL
Hospitalist Management Midwest, Inc.                    OK
Hospitalist Services Medical Group of Anderson Township, Inc.        OH
Hospitalist Services Medical Group of Marysville, Inc.            OH
Hospitalist Services Medical Group of Springfield, Inc.            OH
InPhyNet Contracting Services, LLC                     FL
InPhyNet South Broward, LLC                         FL
Ironton Emergency Physicians, Inc.                    OH
Jail Healthcare Services, Inc.                        OH
Kelly Medical Services, LLC                         WV
Lima Emergency Physicians, Inc.                    OH
Lucus County Emergency Physicians, Inc.                OH
Madison Emergency Physicians, Inc.                    OH
Marshall Administrative Services, LLC                    DE
Marshall Independent Physicians, LLC                    DE
Marshall Medical Management, LLC                    DE
Marshall Ohio ED Associates, LLC                    OH
Marshall Ohio Hospitalist Associates, LLC                OH

Marshall Physician Services, LLC	DE

Marshall PLLC Holdings, LLC	DE

Marshall West Virginia ED Associates, LLC	WV

Marshall West Virginia Hospitalist Associates, LLC	WV

Marysville Emergency Physicians, Inc.	OH

MBI Solutions, Inc.	OH

MEA Emergency Management, LLC	IL

Medical Management Resources, Inc.	FL

Mercy Emergency Physicians, Inc.	OH

Mid-Atlantic ER Physicians, Inc.	TN

Middletown Emergency Physicians, Inc.	OH

Midwest Emergency Services, L.L.C.	MI

Morrow County Emergency Physicians, Inc.	OH

Morrow County Hospitalists, Inc.	OH

New Century Emergency Physicians, Inc.	OH

New Century Pediatrics of Lima, Inc.	OH

New Century Physicians of Nebraska, LLC	NE

Northwest Emergency Physicians, LLC	WA

Northwest Hospital Medicine Physicians, LLC	WA

Paragon Contracting Services, LLC	FL

Paragon Emergency Services, LLC	FL

Physicians Underwriting Group, LTD	Cayman Islands

Pike County Emergency Physicians, Inc.	OH

Pinnacle Medical Protective SPC	Cayman Islands

Premier Health Care Services, Inc.	OH

Premier Locums, Inc.	OH

Premier Physician Services, Inc.	OH

Psychiatrists Only, LLC	GA

Quantum Plus, LLC	CA

Sidney Emergency Physicians, Inc.	OH

Southeastern Emergency Physicians, LLC	TN

Southeastern Emergency Physicians of Memphis, LLC	TN

Southeastern Physician Associates, LLC	TN

Southwest Florida Emergency Management, Inc.	FL

Spectrum Health International, Inc.	DE

Spectrum Healthcare Resources, Inc.	DE

Spectrum Healthcare Services, Inc.	DE

Spectrum Primary Care, Inc.	DE

Springfield Urbana Emergency Physicians, Inc.	OH

Team Anesthesia, LLC	TN

Team Anesthesia Holdings, LLC	DE

Team Finance LLC	DE

Team Health, Inc.	TN

TeamHealth Patient Safety Organization, Inc.	TN

Team Radiology, Inc.	NC

TH-PTN, Inc.	TN

The Emergency Associates for Medicine, LLC	FL

THMS-St. Joseph MC, LLC	TN

THMS West Tennessee MC, LLC	TN

THSE-Marco Urgent Care, LLC	FL

THSE-South Florida MC, LLC	FL

THW Emergency Management of Houston, LLC	TX

West Central Emergency Physicians, Inc.	OH

Wolverine Anesthesia Consultants, Inc.	FL

Wood County Emergency Physicians, Inc.	OH